Investor Presentation – February 2020 Exhibit 99.1

Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Byline Bancorp, Inc.

The Byline Difference

1 A Leading Commercial Banking Franchise

- 57 full service branch locations(1)
- Top 5 SBA lender in the United States
- #1 Lender in Illinois and Wisconsin
- The only Publicly Traded Bank in Chicago from $5b - $17b in assets


Brookfield
Elm Grove

2 Seasoned Management Team & Board of Directors

Management and Board

- Management team has extensive in-market experience with a track record of building shareholder value
- Highly accomplished and experienced Board
- Demonstrated acquisition ability, having closed and integrated 3 whole bank acquisitions and 1 leasing transaction
- Insider Ownership of 37.26%

	Average Years in Banking
Management	25.3
Board of Directors	36.5

3 Deposits, Deposits, Deposits


Current Mix ($4.1bn)
Non Interest Bearing 31%
NOW 8%
MMDA & Savings 33%
Time < $100k 11%
Time > $100k 17%


Cost of Deposits
0.87%
0.92%
0.94%
0.88%
Q1 2019
Q2 2019
Q3 2019
Q4 2019

- Core deposits represent 83.1%
- $68.0mm deposits per branch for 4Q19

4 Diversified Commercial Lending Platform


($mm)
$2,488
$1,080
$2,585
$1,278
$2,771
$1,060
$2,836
$950
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Total Originated Loans and Leases
Total Acquired Loans and Leases


C&D 7%
61% Commercial

- Growth driven primarily by Commercial Banking
- Experienced lenders coupled with local decision making

5 Transparent & Executable Growth Strategy

1. **Capitalize and grow strong deposit franchise**
   - Quality deposit franchise and stable funding
   - Small businesses represent low cost source of deposits
2. **Drive Organic Loan Growth**
   - Relationship banking orientation
   - Successfully attracting experienced bankers
   - Capitalize on SMB market opportunity
3. **Supplement Growth through Acquisitions**
   - Small bank market remains fragmented
   - Focus on targets with assets between $250mm and $2b in the Chicago and Milwaukee MSAs

6 Fourth Quarter Results

- Net interest margin of 4.32% for 4Q19
- Adjusted net income(2) of $16.1 million, or $0.42 per adjusted(2) diluted share


Adjusted Earnings per Share
$0.38
$0.41
$0.41
$0.42
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Source: Company Management and SNL Financial.
Note: All data and figures as of December 31, 2019, unless otherwise stated.
(1) Consolidating 4 Branches during Q1 2020
(2) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

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Total Assets $5,522 Total Loans & Leases $3,786 Total Deposits $4,148 Total Equity $750 Tangible Common Equity(1) $559   Loans & Leases / Deposits Ratio 92% Commercial Loans / Total Loans(2) 62% Non-interest Bearing Deposits / Total Deposits 31%   Adjusted Return on Average Assets(1) 1.17% Net Interest Margin 4.32% Adjusted Efficiency Ratio(1) (3) 60.51% Non-interest Income / Total Revenue(1) 21.21% A Leading Chicago Commercial Banking Franchise Company Overview Full service commercially-oriented community bank serving business and retail customers in the Chicago metropolitan area $207 million recapitalization during 2013, the largest recap in Chicago in 25 years First Chicago bank IPO in over 15 years raising $125 million in 2017 Source: Company Management and SNL Financial. All data and figures as of December 31, 2019, unless otherwise stated. Ratios annualized (recalculated as an annual rate) where applicable. Financial Highlights ($mm) Size Loan & Deposit Profitability Branch Franchise (1) Considered a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the Appendix. Represents the sum of Commercial & Industrial Loans + Owner Occupied CRE Loans + Leases divided by Total Loans and Leases. Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income. Brookfield, WI

The Byline Franchise Commercial Banking Wealth Management Size Customer and Market Focus $4.1 billion in total deposits 57 branch locations⁽¹⁾ Serves small businesses and consumers within branch footprint Offers traditional retail deposit products through branch network and online and mobile banking platforms $2.4 billion loan portfolio Serves business owners, small and middle market clients and well-capitalized sponsors Lending specialties: commercial real estate, commercial & industrial, commercial deposits & treasury management $568.5 million in assets under management 6 wealth management advisors Investment management and trust services High net worth clients in Chicago Metropolitan area Source: Company Management. Note: All data and figures as of December 31, 2019, unless otherwise stated. (1) Consolidating 4 Branches during Q1 2020 Retail Banking Diversified product set with abilities to scale business lines both in-market and nationwide

Specialty Lending Businesses Small Ticket Equipment Leasing Sponsor Finance Size Customer and Market Focus $607.4 million loan portfolio $1.5 billion servicing portfolio Top five lender in the U.S., #1 in Illinois and Wisconsin Selected as the Illinois SBA 7(a) Lender of the Year during 2018 Dedicated underwriting, servicing, portfolio management and workout staff with specialized expertise in U.S. government guaranteed loans $179.6 million lease portfolio Nationwide coverage Provides financing solutions for equipment vendors and their end-users Industries served: healthcare, manufacturing, technology, specialty vehicles, energy efficiency $255.0 million loan portfolio Lower middle market focus Provides senior debt secured financing to PE-backed middle market companies with EBITDA between $2-$10 million Average senior funded leverage of 2.5x EBITDA 26 portfolio companies Source: Company Management. Note: All data and figures as of December 31, 2019, unless otherwise stated. Small Business Capital

Drive Organic Loan Growth Deliver Improved Profitability Strengthen Franchise through Acquisitions Continue to bring in top tier talent with teams attracted to culture and local decision making Capitalize on market opportunities due to recent consolidation and the CRE concentration limitations of other banks Leverage our infrastructure to keep expense growth below revenue growth Optimize branch network to improve efficiencies Grow in existing markets and/or establish presence in contiguous new markets with meaningful market share Focus on targets with strong deposit base and significant market growth opportunities Capitalize on Strong Deposit Franchise The quality of our deposit franchise and access to stable funding are key components of our success Small businesses are a significant source of low cost deposits and represent opportunities for growth Progress Report on Growth Strategies and Key Performance Indicators Commentary Key Performance Indicators Non-interest bearing deposits consistently represent approximately 30% of total deposits Cost of deposits decreased to 0.88% in 4Q19 compared to 0.94% in 3Q19 27% growth in originated loan portfolio during 2019 Successfully attracting experienced bankers to grow market share Adjusted efficiency ratio improved to 58.5% in 2019 vs. 59.7% in 2018 Adjusted ROATCE improved to 12.78% in 2019 vs. 12.44% in 2018 Acquisition of First Evanston closed at end of May 2018 Acquisition of Oak Park River Forest Bankshares closed at end of April 2019 Source: Company Management. Note: All data and figures as of December 31, 2019, unless otherwise stated. Returning Capital to Shareholders Increasing profitability resulting in strong internal capital generation Balanced approach to capital allocation helps to effectively manage capital position 1.25 million share repurchase program authorized in November 2019 Initiation of $0.03/share cash dividend for the quarter in December 2019

Byline Bancorp, Inc.

Strengthening the Byline Franchise through Accretive Transactions

FB&T — FIRST BANK & TRUST

Key Highlights

- Closed May 31, 2018
- Pricing: 1.7x TCE / 9.1% core deposit premium
- Expanded Byline's franchise to Evanston market with #2 deposit market share in the city
- Provided low-cost core deposit base with 36% DDA
- Added strong commercial banking team
- Further diversified revenue with addition of Trust & Wealth Management business

Financial Impact

- $178.6 million transaction value
- 14.5% EPS accretion in 2019(1)
- TBV per share dilution earnback of 3.3 years(2)
- Added ~$1.0 billion in total deposits
- Added ~$900 million in total loans
- Provided increased scale to enhance efficiencies

Community Bank of Oak Park River Forest

Key Highlights

- Closed April 30, 2019
- Pricing: 1.65x TCE / 6.1% core deposit premium
- Expanded Byline's footprint to the attractive sub-markets of Oak Park and River Forest
- Provided stable, low-cost deposit base with deposit beta of 2% (4Q16-2Q18)
- Efficient branches with average deposits of ~$100 million per branch

Financial Impact

- $40.0 million transaction value
- 5.5% EPS accretion(1)
- TBV per share dilution earnback of 3.3 years(2)
- Added ~$300 million in total deposits
- Added ~$250 million in total loans
- Minimal execution risk given relative size

(1) Excludes one-time merger-related expenses
(2) Earnback calculated using the cross over method.

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2020 Outlook and Strategic Priorities Areas of Focus Capital Actions: Strategic and Financial Continue executing commercial banking strategy Disciplined expense management to gain operating leverage Maintain credit and underwriting discipline Achieve loan and core deposit growth Support organic balance sheet growth Opportunistically add commercial banking talent Pursue M&A opportunities with acceptable return profile Return capital to shareholders Initiated a dividend of $0.03 for the quarter in Q4 2019 1.25 million share repurchase authority established

Fourth Quarter 2019 Results

Fourth Quarter 2019 Highlights Balance Sheet Earnings Revenue Key Operating Trends Total revenue of $68.4 million, a decrease of 5.8% from 3Q19 and an increase of 1.3% from 4Q18 Net interest income decreased 6.8% from 3Q19 reflecting lower margin given lower rate environment Non interest income was lower than 3Q19 due to lower GOS revenue and fair value charge on our servicing asset Recorded $935,000 fair value charge to servicing asset due to higher prepayment speeds and discount rate Solid growth in non interest bearing and other core deposits Deposit costs decreased 6 bps to 88 bps from 3Q19 due to improved deposit mix Adjusted efficiency ratio1 remained essentially flat at 60.51% Improved asset quality due to increased resolution activity Capital Management Announced 1.25 million share repurchase authorization Initiated cash dividend of $0.03 per share for the quarter Strong capital ratios will continue to support organic growth and M&A Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Net income of $15.9 million, or $0.41 per diluted share; adjusted net income1 of $16.1 million, or $0.42 per adjusted1 diluted share Merger-related expenses, system conversion expenses, and asset impairment charges impacted EPS by $0.01 ROAA of 1.16% and ROATCE of 12.20% for 4Q19 compared to 1.12% and 12.22% in 3Q19 Adjusted ROAA1 of 1.17% and adjusted ROATCE1 of 12.35% Total assets increased by $83.5 million, or 1.5% from 3Q19 and $579.2 million, or 11.7% from 4Q18 Total deposits increase by 6.5% annualized to $4.15 billion over 3Q19 Strong loan originations of $179 million offset by elevated payoff activity Increased liquidity reduced loan to deposit ratio to 91.56%

Loan and Lease Trends Loan & Lease Originations and Payoffs December 31, 2018 December 31, 2019 ($ in millions) Originated and Acquired Loan & Lease Portfolio Total loans and leases were $3.8 billion at 4Q19, a decrease of $45.4 million from the prior quarter, but up 8.1% from 4Q18 Originated portfolio increased by $64.2 million or 9.7% annualized Growth primarily driven by commercial lending Acquired portfolio decreased by $109.6 million Payoff activity increased by $40.5 million versus 3Q19 $190.0 million in 4Q19 compared to $149.5 million in 3Q19

Government-Guaranteed Lending Managed SBA 7A and USDA Loans Top 5 SBA lender nationally; #1 lender in Illinois and Wisconsin $131.9 million in closed loan commitments in 4Q19, compared to $125.1 million in 3Q19 Managed U.S. government guaranteed portfolio increased $28 million to $1.9 billion as of 4Q19 Sector Concentration Represents sectors with less than 5% of the total portfolio. ($ in millions) Total SBC Closed Loan Commitments

Total deposits increased $67.3 million to $4.1 billion Growth entirely attributable to increases in lower-cost deposit categories Average non-interest bearing deposits increased $65.4 million Total deposit costs decreased six basis points from prior quarter Loan to deposit ratio declined to 91.56% from 94.07% Non interest bearing stood at 30.9% and core at 83.1% of total deposits Deposit Trends Average Non-Interest Bearing Deposits ($ in millions) Deposit Composition Cost of Interest Bearing Deposits

Net Interest Income and Net Interest Margin Trends Net Interest Income decreased $3.9 million to $53.9 million, due to lower accretion and lower interest rates partially offset by lower funding costs Net interest margin decreased 30 basis points to 4.32% from 3Q19 Loan yields were impacted by accretion and short-term rates Cost of deposits declined by six bps to 88 bps Net Interest Margin Net Interest Income ($ in millions) NIM, Yields, and Costs Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Total Non-Interest Income Non-Interest Income Trends Non-interest income decreased $290,000 from 3Q19 Decrease in fair value of servicing asset due to higher prepayment speeds and discount rates Lower net gains on sales of loans Partially offset by higher swap-related income ($ in millions) Average Net Premiums Net Gains on Sales of Loans $101.5 million of loan sales in 4Q19, compared to $93.3 million in 3Q19 Decreased average premiums Small Business Capital

Non-Interest Expense Trends Non-interest expenses, excluding significant items(1), was $43.4 million, down from $44.3 million in 3Q19 Decrease in professional fees as prior quarter reflected non-recurring costs Increase in loan expenses on government guaranteed loans Adjusted efficiency ratio(1) of 60.51%, compared with 58.17% in prior quarter, as a result of decreased revenue during the fourth quarter of 2019 Non-interest expense to average assets of 3.19%, compared with 3.32% in prior quarter ($ in millions) Efficiency Ratio Non-Interest Expense Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. (1) (1)

Asset Quality Trends Non-performing assets to total assets declined to 0.87% in 4Q19 from 0.89% in 3Q19 NPLs/ Total Loans & Leases declined by 9 bps to 1.00% in 4Q19 from 1.09% in 3Q19 NPLs/ Total Loans & Leases (excluding government guaranteed) decreased to 0.89% in 4Q19 from 0.98% in 3Q19 Other real estate owned increased by $3.4 million during the quarter NCOs/ average loans and leases declined to 42 bps in 4Q19 from 56 bps in 3Q19 ALLL/Loans and Leases increased to 0.84% in 4Q19 compared to 0.82% in 3Q19 Acquisition accounting adjustments on acquired loans decreased to $28.5 million versus $31.1 million in the prior quarter NPLs / Total Loans & Leases ALLL / Loans & Leases

Appendix

Byline Bancorp, Inc.

Five Quarter Financial Summary

($ in millions, except per share data)

	For the Three Months Ended,				
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Income Statement					
Net interest income	$53.9	$57.8	$54.4	$50.1	$53.3
Provision	4.4	5.9	6.4	4.0	3.9
Non-interest income	14.5	14.8	14.2	12.0	14.3
Non-interest expense	43.7	45.4	44.0	40.7	40.1
Pretax income	20.3	21.3	18.3	17.4	23.6
Income taxes	4.5	5.9	5.1	4.8	6.5
Net income	**15.9**	**15.3**	**13.2**	**12.6**	**17.1**
Dividends on preferred shares	0.2	0.2	0.2	0.2	0.2
Net income available attributable to common shareholders	**$15.7**	**$15.1**	**$13.0**	**$12.4**	**$16.9**
Diluted earnings per common share[1]	**$0.41**	**$0.39**	**$0.34**	**$0.34**	**$0.46**
Balance Sheet					
Total loans and leases	$3,785.7	$3,831.1	$3,863.1	$3,567.6	$3,501.6
Total deposits	4,147.6	4,080.3	4,060.2	3,808.5	3,749.9
Tangible common equity[1]	559.4	545.9	525.7	498.5	478.6
Balance Sheet Metrics					
Loans and leases / deposits	91.56%	94.07%	95.60%	93.69%	93.91%
Tangible common equity / tangible assets[1]	10.47	10.38	10.09	10.28	10.01
Key Performance Ratios					
Net interest margin	4.32%	4.62%	4.51%	4.43%	4.69%
Efficiency ratio	60.93	59.81	61.19	62.68	56.63
Adjusted efficiency ratio[1]	60.51	58.17	56.02	59.55	54.76
Non-interest expense to average assets	3.19	3.32	3.34	3.32	3.25
Non-interest income to total revenues[1]	21.21	20.38	20.67	19.31	21.16
Return on average assets	1.16	1.12	1.00	1.03	1.39
Adjusted return on average assets[1]	1.17	1.18	1.21	1.14	1.47
Tangible book value per share[1]	$14.62	$14.30	$13.79	$13.70	$13.17

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(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Non-GAAP Reconciliation December 31, September 30, June 30, March 31, December 31, $ in thousands, except per share data) 2019 2019 2019 2019 2018 Net income and earnings per share excluding significant items Reported Net Income 15,852 $ 15,342 $ 13,211 $ 12,597 $ 17,121 $ Significant items: Impairment charges on assets held for sale 111 67 — 392 372 Merger-related expense 127 1,043 3,152 18 266 Core system conversion expense 48 77 394 1,530 625 Tax benefit on significant items (79) (369) (842) (540) (297) Adjusted Net Income 16,059 $ 16,160 $ 15,915 $ 13,997 $ 18,087 $ Reported Diluted Earnings per Share 0.41 $ 0.39 $ 0.34 $ 0.34 $ 0.46 $ Significant items: Impairment charges on assets held for sale — — — 0.01 0.01 Merger-related expense 0.01 0.03 0.08 — 0.01 Core system conversion expense — — 0.01 0.04 0.02 Tax benefit on significant items — (0.01) (0.02) (0.01) (0.01) Adjusted Diluted Earnings per Share 0.42 $ 0.41 $ 0.41 $ 0.38 $ 0.49 $ As of or For the Three Months Ended

Non-GAAP Reconciliation (continued)

Non-GAAP Reconciliation (continued) (dollars in thousands, except per share data, ratios annualized, where applicable) December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 Tangible assets: Total assets 5,521,809 $ 5,438,278 $ 5,391,236 $ 5,009,925 $ 4,942,574 $ Less: Goodwill 148,353 145,638 145,638 128,177 128,177 Less: Core deposit intangibles and other intangibles 31,902 33,905 35,908 31,646 33,419 Tangible assets 5,341,554 $ 5,258,735 $ 5,209,690 $ 4,850,102 $ 4,780,978 $ Average tangible common stockholders' equity: Average total stockholders' equity 745,745 $ 729,781 $ 696,928 $ 659,156 $ 639,885 $ Less: Average preferred stock 10,438 10,438 10,438 10,438 10,438 Less: Average goodwill 146,202 145,638 140,073 128,177 127,543 Less: Average core deposit intangibles and other intangibles 32,990 35,102 35,163 32,747 34,564 Average tangible common stockholders' equity 556,115 $ 538,603 $ 511,254 $ 487,794 $ 467,340 $ Average tangible assets: Average total assets 5,427,046 $ 5,435,762 $ 5,274,820 $ 4,963,706 $ 4,896,434 $ Less: Average goodwill 146,202 145,638 140,073 128,177 127,543 Less: Average core deposit intangibles and other intangibles 32,990 35,102 35,163 32,747 34,564 Average tangible assets 5,247,854 $ 5,255,022 $ 5,099,584 $ 4,802,782 $ 4,734,327 $ Tangible net income available to common stockholders: Net income available to common stockholders 15,656 $ 15,146 $ 13,016 $ 12,401 $ 16,925 $ Add: After-tax intangible asset amortization 1,445 1,445 1,413 1,279 1,323 Tangible net income available to common stockholders 17,101 $ 16,591 $ 14,429 $ 13,680 $ 18,248 $ Adjusted Tangible net income available to common stockholders: Tangible net income available to common stockholders 17,101 $ 16,591 $ 14,429 $ 13,680 $ 18,248 $ Impairment charges on assets held for sale 111 67 — 392 372 Merger-related expense 127 1,043 3,152 18 266 Core system conversion expense 48 77 394 1,530 625 Tax benefit on significant items (79) (369) (842) (540) (297) Adjusted tangible net income available to common stockholders 17,308 $ 17,409 $ 17,133 $ 15,080 $ 19,214 $ As of or For the Three Months Ended

Non-GAAP Reconciliation (continued)

Non-GAAP Reconciliation (continued)